Exhibit 4.54

SHARE PURCHASE AGREEMENT

(HELIOHRISI S.A.)

This Agreement (“Agreement”) is dated 20th March 2019,

Between

A)                 THERMI TANEO Venture Capital Fund a closed-end mutual fund formed in accordance with Law 2992/2002, with registered address at St. Kazantzidi 47, 55535, Thessaloniki, as represented by its administrator ΤHERMI VENTURES S.A., acting as manager, duly represented for the execution of the present by Mr. Nikolaos Giouras by virtue of a resolution of its Board of Directors dated 19 March 2019; and by Hellenic Capital Partners AEDAKES acting as co-manager (for the purpose of assisting and granting its consent in accordance with the incorporation and management agreement of THERMI TANEO Venture Capital Fund) by Mr. Spiridon Papadatos by virtue of a resolution of its Board of Directors dated 20 March 2019 (“Seller”);

B)                 SP ORANGE POWER (CYPRUS) LIMITED, a Cyprus company with registered address at 2, Romanos street, Tlais Tower, First Floor, 1070, Nicosia Cyprus, duly represented for the execution of the present by Mr. Vassilios Orfanos by virtue of a Power of Attorney dated 15 March 2019 (“Buyer”);

(Seller and Buyer are referred to individually as the “Party”, and collectively as the “Parties”)

Whereas

A)	This Agreement is entered into pursuant to a Framework Share Purchase Agreement dated 20th September 2017 (hereinafter the “Framework SPA”), entered into among, inter alia, Seller and Buyer. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Framework SPA.

B)	Today is the Heliohrisi Closing Date.

C)	Seller is the lawful and undisputed owner and holder of thirty seven thousand thirty one (37,031) issued and outstanding registered voting shares with a nominal value of EUR ten (€10) each (hereinafter the “Heliohrisi Shares”), comprising the total (100%) of the fully paid up outstanding voting share capital of the société anonyme “Heliohrisi Société Anonyme For Energy Production and Development” («ΗΛΙΟΧΡΗΣΗ ΑΝΩΝΥΜΟΣ ΕΤΑΙΡΕΙΑ ΠΑΡΑΓΩΓΗΣ ΚΑΙ ΕΚΜΕΤΑΛΛΕΥΣΗΣ ΕΝΕΡΓΕΙΑΣ»), with the distinctive title “Heliohrisi S.A.” («ΗΛΙΟΧΡΗΣΗ Α.Ε»), a company duly established and validly existing under the laws of Greece, with registered address at 47, St. Kazatzidi street, Pylaia 555 35 Thessaloniki, GEMI Number 007601801000, and Greek Tax Registration Number (“AFM”) 998380676 (hereinafter the “Company”).

D)	Buyer wishes to purchase and acquire the Heliohrisi Shares and Seller wishes to sell the Heliohrisi Shares according to the terms and conditions provided for in this Agreement and the Framework SPA.

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NOW, it is agreed as follows:

1	SALE & PURCHASE

1.1	Buyer hereby purchases and acquires from Seller and Seller sells and transfers to Buyer, the Heliohrisi Shares, which are free and clear of any Encumbrance (with the exception of the pledges incorporated in favor of SPI Energy Co., Ltd, Thelmico Limited, SP Orange Power (Cyprus) Limited which are discharged on the date hereof in accordance with the Framework SPA), third party rights, claims, options, rights of first refusal, charges of any kind, in return for the Purchase Price, together with all rights attaching to them as of the day of transfer (including, without limitation, the right to receive all dividends or distributions declared, made or paid on or after such day of transfer) and delivers the original share certificates representing the Heliohrisi Shares.

1.2	The Buyer hereby accepts title and delivery of the Heliohrisi Shares pursuant to the terms and conditions of this Agreement and the Framework SPA.

1.3	Upon execution of this Agreement, the Buyer becomes the sole and unencumbered owner of the Heliohrisi Shares.

2	REPRESENTATIONS & CLOSING ACTIONS

2.1	Seller hereby represents and warrants to Buyer that: (a) all representations and warranties contained in article 10 of the Framework SPA are true and correct as of the date hereof except for 10 (c) since the Seller is currently the owner of the Heliohrisi Shares (Seller hereby repeats all such representations and warranties except for 10(c) above); (b) from the date of the Framework SPA until the date hereof there has been no adverse material change regarding the Companies or the Projects; and (c) as of the Effective Date, and without prejudice to paragraphs 6.1 and 6.2 of the Framework SPA, the Company has not incurred any Liabilities or any loss or reduction in the value of its Assets except to the extent permitted under the Framework SPA.

In connection with the decrease of the share capital of the company Thermi Energiaki Société Anonyme («Thermi Ενεργειακή Ανώνυμη Εταιρεία»), a company organized and existing under the law of Greece with registered address in the Municipality of Pylaia in the Prefecture of Thessaloniki (9th km National Road Thessaloniki-Thermi) with Greek Tax Registration Number (AFM) 997993888 and GEMI Number 59213004000 (hereinafter “Thermi Energy”), which was decided by virtue of the resolution of Extraordinary Meeting of the Shareholders of Thermi Energy dated 15th September 2017, Seller hereby represents and warrants to Buyer that: (a) the above share capital decrease is valid, effective and legal and cannot be annulled or challenged; (b) by virtue of the above share capital decrease, the Seller has become the sole and legal owner of the Heliohrisi Shares; (c) there are no creditors of Thermi Energy with claims due (against Thermi Energy) as of the date of the above resolution of the Extraordinary Meeting of the Shareholders of Thermi Energy, nor any creditors whose claims are not due, who may challenge the validity of the share capital decrease of Thermi Energy; and (d) as of the date hereof, there have been no objections by any creditor of Thermi Energy as to the realization of the said share capital decrease.

2.2	Seller has delivered to Buyer the financial statements of the Company for the fiscal period ending 31.12.2018 and the Closing Balance Sheet of the Company which are attached hereto as Exhibit A. The above financial statements and the Closing Balance Sheet have been prepared by Seller without Buyer having confirmed their accuracy and completeness. Seller hereby represents and warrants to Buyer that: (a) the above financial statements and the Closing Balance Sheet (attached hereto as Exhibit A) fairly present in all material respects the financial position of the Company and the results of operations for the periods to which they relate; and (b) the Company does not have any material liabilities or obligations of any nature, fixed or contingent, matured or unmatured, other than those reflected in the above financial statements and the Closing Balance Sheet (attached hereto as Exhibit A).

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2.3	The Parties confirm that all closing actions and deliveries required pursuant to article 8 of the Framework Agreement have been fulfilled (payment of the Purchase Price is effected pursuant to article 3 hereof).

2.4	The Seller has delivered to the Buyer the updated Disclosure Schedule which is attached hereto as Exhibit B.

3	PURCHASE PRICE AND PAYMENT

3.1	The Heliohrisi Purchase Price for the transfer of the Shares is set to the amount of EUR three million four hundred forty-one thousand eight hundred ninety-one (€3,441,891.00). The above Purchase Price is subject to adjustment pursuant to paragraphs 6.1 and 6.2 of the Framework SPA. In addition to the Heliohrisi Purchase Price, the Buyer shall pay to the Seller the amount of EUR one hundred thirty two thousand six hundred twenty one (€132,621.00) as interests due in accordance with clause 7.2 (b) (ii) of the Framework SPA, i.e., the aggregate amount payable by the Buyer to the Seller is EUR three million five hundred seventy four thousand five hundred twelve (€3,574,512.00).

3.2	The aggregate amount of EUR three million five hundred seventy-four thousand five hundred twelve (€3.574.512) in accordance with paragraph 3.1 above, is paid by the Buyer to the Seller as follows:

a)	The amount of EUR two million nine hundred seventy thousand (€2,970,000.00) (the Heliohrisi First Instalment) has been already paid by the Buyer to the Seller pursuant to article 9.3 (a) of the Framework SPA (the execution of the present Agreement constituting evidence of receipt by the Seller of the Heliohrisi First Instalment);

b)	Following application (payment) of the Heliohrisi First Instalment, the balance of the Heliohrisi Purchase Price, i.e. amount of EUR six hundred four thousand five hundred twelve (€604,512.00) is paid today by delivery from the Buyer to the Seller of the bank cheque (“τραπεζική επιταγή”) dated 20 March 2019, number 00078022-7 issued by Alpha Bank on the name of the Seller, copy of which is attached hereto as Exhibit C

Following the above payments, the Seller hereby confirms that it has received in full the Heliohrisi Purchase Price, according to clause 9.3. of the Framework SPA, and all interests due under clause 7.2 (b) (ii) of the Framework SPA.

4	GOVERNING LAW, DISPUTE RESOLUTION

4.1	If any question, dispute, difference or claim arises out of or in connection with this Agreement, including any question regarding its existence, validity, performance or termination (a “Framework SPA Dispute”), which either Party has notified to the other, senior management personnel from each Party shall meet and diligently attempt in good faith to resolve the Framework SPA Dispute for a period of thirty (30) calendar days following one Party's written request to the other Party for such a meeting. If, however, either Party refuses or fails to so meet, or the Framework SPA Dispute is not resolved by negotiation during such 30-day period, the provisions of paragraph 4.2 shall apply.

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4.2	Any SPA dispute arising in connection with this Agreement that is not settled amicably between the Parties shall be settled by arbitration in Athens pursuant to the Greek Civil Procedure. There shall be three (3) arbitrators and the award of the arbitral panel shall be final and binding upon the Parties.

4.3	This Agreement, and the rights and obligations of the Parties and any Framework SPA Dispute arising under or relating thereto (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of Greece.

5	INCORPORATION OF FRAMEWORK SPA

All other terms and provisions of the Framework SPA are incorporated herein by reference and shall apply to this Agreement as if such terms and conditions were set out herein.

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as follows:

For the Seller

THERMI TANEO Venture Capital

Fund, represented by

ΤHERMI VENTURES S.A, acting as

manager and Hellenic Capital Partners

AEDAKES acting as co-manager

(for its consent)

/s/ Nikolaos Giouras

Name: Nikolaos Giouras

Capacity: Attorney in fact

/s/ Spiridon Papadatos

Name: Spiridon Papadatos

For the Buyer SP ORANGE POWER (CYPRUS) LIMITED /s/ Vassilis Orfanos Name: Vassilis Orfanos Capacity: Attorney in fact

Capacity: Attorney in fact

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EXHIBIT A: FINANCIAL STATEMENTS OF 31.12.2018 & CLOSING BALANCE SHEET OF COMPANY

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EXHIBIT B: UPDATED DISCLOSURE SCHEDULE

1)	HELIOHRISI S.A.

A)	Legal Due Diligence
•	Board of Directors minutes 31/03/2012 (composition of the Board & representation)
•	Board of Directors minutes 02/07/2012 (authorization for submission of documents with the tax office of Athens)
•	Board of Directors minutes 31/09/2012 (institution of company subsidiary at Alexandroupoli) Board of Directors minutes 22/04/2013 (approval of payment to Thelmico)
•	Board of Directors minutes 22/04/2013 (approval of payment to Restec Renewal)
•	Board of Directors minutes 29/04/2013 (approval of issuance of bank check for the deposition at company’s bank account at Proredit Bank)Board of Directors minutes 24/05/2013 (approval of financial accounts for fiscal year 2012)
•	Board of Directors minutes 28/06/2013 (approval of payment to SPI)
•	Board of Directors minutes 9/07/2013 (approval of payment to Restec Renewal)Board of Directors minutes 22/08/2013 (approval of payment to Thelmico)
•	Board of Directors minutes 27/08/2013 (approval of payment to SPI)
•	Board of Directors minutes 10/01/2014 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 09/04/2014 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 22/05/2014 (approval of financial accounts for fiscal year 2013)
•	Board of Directors minutes 27/06/2014 (approval of payment to SPI)
•	Board of Directors minutes 07/10/2014 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 10/12/2014 (approval of bank transfer to company’s bank deposit account)Board of Directors minutes 21/01/2015 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 03/04/2015 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 14/05/2015 (approval of financial accounts for fiscal year 2014)
•	Board of Directors minutes 25/05/2015 (authorization for withdrawal from bank account)
•	Board of Directors minutes 19/07/2015 (approval of payment to SPI)
•	Board of Directors minutes 20/07/2015 (certification of share capital increase)
•	Board of Directors minutes 08/09/2015 (authorization for submission of documents with the tax office)
•	Board of Directors minutes 31/08/2015 (approval of payment to SPI & Thelmico)Board of Directors minutes 09/10/2015 (composition of the Board & representation)
•	Board of Directors Minutes 20/10/2016 (authorization for submission of documents with the tax office)
•	Board of Directors minutes 3/03/2016 (approval of bank transfer to company’s bank account at Procredit Bank)
•	Board of Directors minutes 27/04/2016 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 12/05/2016 (approval of payment to SPI & Thelmico)
•	Board of Directors minutes 26/05/2016 (approval of bank transfer to company’s bank account at Procredit Bank)
•	Board of Directors minutes 27/05/2016 (approval of financial accounts for fiscal year 2015)
•	Board of Directors minutes 31/07/2017 (approval of financial accounts for fiscal year 2016)
•	Board of Directors Minutes 1/08/2017 (issuance of one provisional title for the number of shares issued following the last 2 share capital increases) together with the new provisional share title for 31,031 shares
•	Board of Directors Minutes 21/08/2017 (authorization for submission of documents with the tax office)
•	Board of Directors Minutes 6/09/2017 (Approval of Framewrk Agreement – authorization for the signing)
•	Board of Directors Minutes 11/09/2017 (issuance of one provisional title for all shares issued following all share capital increases)
•	Board of Directors Minutes 26/09/2017 (approval of payment 1st installation of framework agreement)
•	Board of Directors Minutes 30/07/2018 (approval of financial accounts for fiscal year 2017)

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•	Shareholders’ Ordinary Meeting 30/06/2013 (approval of financial accounts for fiscal year 2012)
•	Shareholders’ Ordinary Meeting 30/06/2014 (approval of financial accounts for fiscal year 2013)
•	Shareholders’ Ordinary Meeting 30/06/2015 (GM convened but did not discuss the agenda and agreed on a rescheduling)
•	Shareholders’ Ordinary Meeting 14/07/2015 (approval of financial accounts for fiscal year 2014)
•	Shareholders’ Ordinary Meeting 30/06/2016 (approval of financial accounts for fiscal year 2015)
•	Shareholders’ Ordinary Meeting 4/09/2017 (approval of financial accounts for fiscal year 2016)
•	Shareholders’ Ordinary Meeting 3/09/2018 (approval of financial accounts for fiscal year 2017)

•	Shareholders’ Extraordinary Meeting 31/03/2012 (election of the new Board)
•	Shareholders’ Extraordinary Meeting 31/03/2012 (change of company’s seat)Shareholders’ Extraordinary Meeting 21/04/2015 (share capital increase)
•	Shareholders’ Extraordinary Meeting 09/10/2015 (election of the new Board)
•	Shareholders’ Extraordinary Meeting 10/07/2017 (share capital increase)

•	Publication from GEMI with prot. No 14828 dated 08/09/2015 (share capital increase)
•	Publication from GEMI with prot. no 18343 and dated 20/10/2015 (election of the Board)
•	Publication from GEMI with prot. no 10403 dated 1/02/2016 (financial accounts for fiscal year 2014)
•	Publication from GEMI with prot. no 918651 dated 20/02/2019 (financial accounts for fiscal year 2016)Publication from GEMI with prot. no 18671 and dated 24/10/2016 (financial accounts for fiscal year 2015)
•	GEMI Announcement with prot. no 10412 and dated 2/08/2017 (re amendment of Article 5-share capital)
•	Publication from GEMI with prot. no 14837 and dated 8.09.2015 (share capital increase certification)Publication from GEMI with prot. no 11232 and dated 25.08.2017 and Company’s Articles of Association and its recent Codified Articles of Association 21/04/2015 (AMENDED)
•	Lease Agreement dated 31/05/2012 (terminated)
•	Court Certificates no 15430, 15431, 15432, 15433, 15434, 15435, 15436, 15437 dated 19/05/2017, and 4083/18.05.2017
•	Application to GEMI dated 05/07/2017 (correction of the distinctive title)
•	GEMI certificate 376821.533683 dated 26.04.2017
•	Prefectural Certificate about Administrative Fines with prot. no 4539 dated 7/07/2017

•	Official Bulletin of the Government Gazette no 3631/29/05/2007 (registration of the incorporation act)
•	Official Bulletin of the Government Gazette no 1207/ 08/05/2012 (change of company’s Board of Directors & representation)
•	Official Bulletin of the Government Gazette no 7427/20/07/2012 (change of company’s seat)
•	Official Bulletin of the Government Gazette no 2801/18.03.2014 (financial accounts for fiscal year 2012)

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B)	Financial Due Diligence

•	Balance 2015
•	Balance 2016
•	Balance 2017
•	Balance Sheet 2016
•	Lease Notary Deed 7.869/29/02/2010
•	Sublease Agreement with Polygon-Telecommunications Surveys Constructions SA (02/01/2017)
•	Fixed Costs 2009
•	Income Tax Statement 2014
•	Income Tax Statement 2015
•	VAT Submission 2016 (January, February, March, April, May, June, July, August, September, October, November, December)
•	VAT Submission 2017 (January, February, March)
•	Internet Banking (winbank) proof statement March 2017
•	Internet Banking (winbank) proof Statement December 2016
•	Facility management Agreement with I2E SA dated 01/05/2013
•	Tax Certificate (expire 27/06/2017)
•	IKA Certificate (expire 09/11/2017)
•	IKA Certificate (expire 19/12/2017)
•	Tax Certificate (expire 06/05/2017)
•	Tax Certificate (expire 20/08/2017)
•	Tax Certificate (expire 18/05/2019)
•	IKA Certificate (expire 12/04/2019)
•	Statement of economic data from business activity 2014
•	Statement of economic data from business activity 2015
•	Part-time employment contract APOSTOLOPOULOS GEORGIOS (FILE E9)
•	List of Employees 2016 (FILE 4)
•	Employment contract APOSTOLOPOULOS GEORGIOS 04/07/2013 (FILE 3)
•	Insurance Contract no 11556854 (with a reference that it has been paid on 4.07.2017)
•	RAE Statement 22/06/2012 (RAE decision no 566)
•	Certificate from Hellenic Chambers of Commerce of Thessaloniki no 254732/21/06/2017 that expires 31/12/2017
•	Agreement with 3PSECURITY 01/05/2013 for patrol services
•	Agreement with INACCESS NETWORKS AE 02/06/2014 for the installation of the Insolar System for the Control Center and Portal
•	Agreement with IOANNIS AGNANTIARIS 01/10/2013 as Safety Administrator
•	Asset registry

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C)	Licenses, documents, books and records

1.	Generation Licence

1.1 Generation Licence, Ministerial Decision with Ref. No Δ6/Φ16.275/οικ. 5738/ 29-3-2010 of the Minister of Environment Energy and Climate Change
Relevant Documents

(a)        Copies of abstracts of the two (2) daily newspapers of Athens “H AYGI” issue 11105 dated 13-5-2011 p. 21 and ‘GOAL’ issue 11-5-2011.

(b)       RAE’s positive opinion No 454/18-1-2010 addressed to the Ministry of Environment Energy and Climate Change;

(c)        RAE’s negative opinion no 315/2007 addressed to the Ministry of Development.

(d)       Company’s Application with ref no RAE ΑΘ -00456 (I-71031)/22-4-2008.

(e)        RAE’s Decision no 2314/4-9-2008 addressed to the Ministry of Development.

(f)         RAE’s Decision no 2377/22-9-2008 addressed to the Ministry of Development.

(g)       Topographical Plan of the Engineer Polymeros Mouloudis dated May 2007, certified by RAE on 27-4-2010 with ref. no ΟΑ – 01189.

(h)       Letter issued by RAE under ref no O-48032/21-7-11 pursuant to the Company’s application (submitted to RAE on 18-5-11 with RAE ref no I-138021)

(i)         1st semestrial report for the supervision of the Generation Licence dated 15-10-10, submitted to RAE under Ref No I -137258 on 4-5-2011. A copy of the submitted application for the issuance of an Installation Licence is attached.

(j)         2nd semestrial report for the supervision of a project with Installation Licence dated 17-5-2011, submitted to RAE under Ref No I -138021 on 18-5-2011.

(k)       3rd semestrial report for the supervision of a Project with Installation Licence dated 13-1-12, submitted to RAE under Ref No I -149350 on 16-1-2012.

(l)         3rd (as referred in the report) semestrial report for the supervision of a Project with Installation Licence dated 3-5-2012.

(m)     Copy of an abstract of newspaper “Goal” issue dated 11-5-2011 and “Avgi” issue no 11105 dated 13-5-2011.

1.2 Decision 277/2012 of RAE for the amendment of the Company’s Generation Licence

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2.       Installation Licence

2.1 Installation Licence, Decision with Ref. No 5484/Φ Φ/Β.13/ 15-10-2010 of the Director of the Directorate for Waters of the Prefecture East Macedonia – Thrace.
Relevant Documents

(i)       Non signed copy of the application filed by Energeiakes Technologies Corp. for the issuance of the Installation Licence on behalf of the Company dated 19-8-2008.

(ii)    Abstracts of the newspapers Eparxiakos Typos, p. 10, issue dated 22-10-2010 and Eleftheros, p. 37, issue dated 29-10-2010

2.2. Decision 7332/Φ Φ/Β.13/10-4-2012 of the Department of Technical Support and Natural Resources of East Macedonia and Trace, Directorate of Technical Control for the amendment of the Company’s Installation Licence

3. Environmental Approvals and Consents

3.1 Decision with Ref No Π- 1079/09 issued by the Director of the Directorate of Environment Prefectural Department of Evros, Prefectural Self Government of Evros – Rodopi for the Approval of the Environmental Terms of the Project
Relevant Documents

(a)      Opinion with ref no π-500/3-4-2012 of the Directorate of Environment and Urban Planning, Department of Environment and Water Economy of Evros.

(b)     Letter with ref. no. Π-1082οικ/10-11-2009 issued by the Directorate of Environment of the Prefecture Department of Evros, Prefecture Self Government of Evros – Rodopi.

(c)      Opinion of the Ministry of Culture, 15th Directorate of Byzantine Antiquities with ref. no 900/21-6-2007.

(d)     Opinion of the Ministry of Culture, ΙΘ’ Directorate of Prehistorical and Classical Antiquities with ref. no. 1942/28-6-2007.

(e)      Opinion of the Ministry of Culture, Directorate of Contemporary Monuments of Central Macedonia with ref. no 1807/15-6-2007.

(f)       Opinion of the Forest Authority of Soufli, Directorate of Forests – Evros with ref. no 3925/24-7-2007.

(g)     Certificate of the Directorate of Urban Planning and Environment, Prefecture Department of Evros with ref. no I-2277/07 dated 25-5-2007.

3.2  Decision with ref. no. 20963/1357/2-11-2009 issued by the Department of Environmental and Urban Planning of the Directorate of Environment and Urban Planning of the District of East Macedonia and Thrace (Preliminary Environmental Impact Study).

Relevant documents

(a)      Abstract of the newspaper Eleftheri Thraki, issue 14196/5-12-2009.

(b)     Opinion of the Civil Aviation Service, General Directorate for Air Transportation, Directorate of Airports, Department of Maps and Encumbrances of the Ministry of Communication and Transportation, with Ref No Δ3/Δ/22653/5329, dated 18-6-2007.

(c)      Opinion of the Directorate of Tourism of East Macedonia and Thrace, with ref. no. 458/24-3-2008.

(d)     Opinion of the General Authority for National Defence with ref. no Φ.100.1/87141σ.8430/20-9-2007.

(e)      Opinion of the Directorate of Certification of the General Directorate of Communications of the Ministry of Transportation and Communications with ref. no 39094 dated 16-7-2007

(f)       Decision of the Prefectural Urban Planning Committee (ΝΕΧΩΠ) no 67/2009 dated 26-10-2009.

(g)     Copy of the Preliminary Impact Study submitted by the Company.

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4. Other documents

4.1 Approval of Small Scale Works no 351/27-1-2012 (execution date 8-2-2012)
Relevant Documents

(a) Attached to the Approval of Small Scale Works are copies legally certified by the Urban Planning Authority of Alexandroupolis: (a) of the Topographical Chart of the engineer Maria Anna Mavromati dated January 2012 and (b) of a coverage plan (διάγραμμα κάλυψης) of the same engineer.

4.2 Act for the characterization of Land with Ref No 3398/24-5-2007 issued by the Soufli Forest Authority, Directorate of Forest of Evros.
Relevant Documents	Certificate with the ref no 5090/28-8-2007 issued by the Soufli Forest Authority, Directorate of Forest of Evros
4.3 Agreement for the construction of Grid Connection Works dated 20-12-2012 between PPC S.A. and the Company
Relevant Documents

Connection Offer issued by HTSO addressed to the Company with ref. no 10371/31-8-2010, valid for four (4) years from the date of issuance.

Letter of Acceptance of Connection Terms of the PV Plant of the Company issued by the Company and addressed to HTSO dated 7-9-2010

Receipt of payment No 922830/23-12-2010 for the amount of Connection Terms (i.e. 35.000,00 euros plus corresponding VAT 23% 8.050,00 euros, in total 43.050,00 euros) to PPC by the Company.

4.4 Power Purchase Agreement no. 4998 dated 24-1-2011 between HTSO S.A. and the Company
Relevant Documents	Letter issued by HTSO with ref. no 168 dated 10-1-2012 Letter issued by the Company addressed to HTSO dated 13-12-2010

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EXHIBIT C: BANK CHEQUE

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